Exhibit 10.12

FORM OF CONSENT AGREEMENT NO. 7

TO CREDIT AGREEMENT

This CONSENT AGREEMENT NO. 7 TO CREDIT AGREEMENT (this “Consent”), dated as of August 30, 2005, is made among Sabine Pass LNG, L.P., a Delaware limited partnership (the “Borrower”), Société Générale, in its capacity as administrative agent for the Lenders (the “Agent”), HSBC Bank USA, National Association, in its capacity as collateral agent for the Lenders (the “Collateral Agent”) and the Lenders party to the Credit Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Borrower, the Agent and the Collateral Agent are party to a Credit Agreement dated as of February 25, 2005 (as amended, modified and supplemented and in effect from time to time, the “Credit Agreement”), pursuant to which the lenders from time to time party thereto (the “Lenders”) have agreed to make loans to the Borrower in an aggregate principal amount of $822,000,000;

WHEREAS, the Borrower and Bechtel Corporation (the “EPC Contractor”) have entered into an Engineering, Procurement and Construction Agreement (as amended, modified and supplemented and in effect from time to time, the “EPC Contract”) relating to the Project;

WHEREAS, pursuant to Section 8.20(a)(v) of the Credit Agreement, consent of the Majority Lenders is required for the Borrower to enter into any Change Order for an amount greater than $35 million which causes any material component or material design feature or aspect of the Project to deviate in a fundamental manner from the specifications set forth in the EPC Contract;

WHEREAS, pursuant to the consent request letter (the “Consent Request Letter”), attached hereto as Exhibit A, the Borrower has requested the Lenders’ consent for a Change Order with respect to an increase in the Project’s send-out pressure (the “Change Order”) which will result in an increase in the price of the EPC Contract of not more than $50 million (as more fully described in the Consent Request Letter).

NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Definitions. Capitalized terms (including those used in the preamble and the recitals above) not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the principles of interpretation set forth therein shall apply herein.

Section 2. Consent. Subject to the satisfaction of the conditions set forth in Section 3 and Section 4 hereof, the Agent, acting with the consent of the Majority Lenders,

Consent and Amendment No. 7

hereby consents, pursuant to Section 8.20(a)(v) of the Credit Agreement, to the Borrower entering into the Change Order solely to the extent such Change Order conforms to the description thereof set forth in the Consent Request Letter. As further described in Section 4(c) below, this Consent shall not be deemed to be an approval of the terms and conditions of any long-term services contract or lease engine agreement referred to in the Consent Request Letter.

Section 3. Conditions Precedent. This Consent shall become effective on the date on which the Agent has received counterparts of this Consent duly executed and delivered by the Borrower.

Section 4. Conditions Subsequent. This Consent shall be conditioned upon the satisfaction of the following conditions:

(a) upon execution of the Change Order, receipt by the Collateral Agent from the Borrower of the amount of the Change Order in cash for deposit to the Construction Account in accordance with Section 8.20(a)(i)(C) of the Credit Agreement. For the avoidance of doubt, funds deposited to the Construction Account pursuant to this Section 4(a) shall (i) not constitute part of, and shall be in addition to, the Equity Contribution Amount and (ii) shall, together with the Equity Contribution Amount, be used to pay Project Costs prior to the Funding Date;

(b) receipt by Agent of an execution form of the Change Order satisfactory to the Independent Engineer and consistent in all material respects with the purchase order and the Change Order in each case as described in the Consent Request Letter and, in the case of the Change Order, which shall not be greater than $50 million; and

(c) receipt by the Agent of an executed copy of each document or instrument executed in connection with the Change Order and, to the extent such documents or instruments constitute Additional Project Documents, the Borrower shall obtain the necessary consent of the Lenders and shall deliver all required Ancillary Documents related thereto.

Section 5. Miscellaneous.

(a) Limited Consent.

(i) Except as expressly consented to hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and the other Financing Documents shall remain unchanged and unwaived and shall continue to be and shall remain in full force and effect in accordance with their respective terms.

(ii) The consent set forth herein shall be limited precisely as provided for herein to the provisions expressly consented to and shall not be deemed to be a waiver of any right, power or remedy of any Lender, the Agent or the Collateral Agent under, or a waiver of, consent to or modification of, any other term or provision of the Credit Agreement, any other Financing Document referred to therein or herein or of any transaction or further or future action on the part of the Borrower which would require the consent of the Lenders under the Credit Agreement or any of the other Financing Documents.

Consent and Amendment No. 7

(iii) Except as provided in Section 2 hereof, nothing contained in this Consent shall abrogate, prejudice, diminish or otherwise affect any powers, rights, remedies or obligations of any Person arising before the date of this Consent.

(b) Financing Document. This Consent shall be deemed to be a Financing Document referred to in the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.

(c) Counterparts; Integration; Effectiveness. This Consent may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any party hereto may execute this Consent by signing any such counterpart.

(d) Costs and Expenses. The Borrower agrees to pay and reimburse the Agent for all its reasonable costs and out-of-pocket expenses (including, without limitation, the reasonable fees and expenses of counsel to the Agent and the Lenders) incurred in connection with the preparation and delivery of this Consent and such other related documents.

(e) Governing Law. THIS CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

Consent and Amendment No. 7

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed and delivered as of the day and year first above written.

SABINE PASS LNG, L.P.,
as Borrower

By:	Sabine Pass LNG – GP, Inc.,
its General Partner

By:	/s/ Graham McArthur
Name:	Graham McArthur
Title:	Treasurer

Address for Notices:

717 Texas Avenue, Suite 3100
Houston, TX 77002
Attn: Treasurer

Consent and Amendment No. 7

SOCIÉTÉ GÉNÉRALE,
as Agent

By:	/s/ Deepa Dadlani
Name:	Deepa Dadlani
Title:	Vice President

Address for Notices:

1221 Avenue of the Americas
New York, NY 10020
Attn: Robert Preminger

Consent and Amendment No. 7

HSBC BANK USA, NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ Deirdra N. Ross
Name:	Deirdra N. Ross
Title:	Assistant Vice President

Address for Notices:

HSBC Bank USA, National Association
452 Fifth Avenue
New York, NY 10018
Attn: Corporate Trust

With a copy to:

DLA Piper Rudnick Gray Cary US LLP
One Liberty Place
1650 Market Street, Suite 4900
Philadelphia, PA 19103
Attn: Peter Tucci, Esq.

Consent and Amendment No. 7

Exhibit A

to Consent and Amendment No. 6

Consent Request Letter

(see attached)

Consent and Amendment No. 7